Exhibit 99.1

iGATE Reports Transformational Year

Net Income surges 81% at $51.8 million, revenues up 45% at $280.6 million

FREMONT, CA – January 19, 2011

iGATE (NASDAQ:IGTE), the first Business Outcomes driven integrated Technology and Operations (iTOPS) solutions provider, today announced its financial results for the fourth quarter and year ended December 31, 2010.

Fourth Quarter Highlights:

•	Revenue of $81 million compared to $52.4 million in the corresponding quarter in the previous year

•	Q4 Net Income: $14.7 million GAAP; $19.9 million non-GAAP

•	Achieved 42.7% gross margin and 19% operating margin

•	Diluted earnings per share of $0.25 GAAP (increase of 66.7% from the corresponding quarter last year); $0.34 non-GAAP (increase of 88.9% from the corresponding quarter last year)

•	8,360 employees as of December 31, 2010; net addition of 82 employees during the quarter

•	Three new customers added during the quarter

Full Year Highlights:

•	Net revenue for the full fiscal year 2010 of $280.6 million, up 45.3% compared with the previous year.

•	Achieved 40.2% gross margin and 18.9% operating margin

•	GAAP net income of $51.8 million, up from $28.6 million in the previous year, and GAAP diluted EPS of $0.90, up from $0.51 in the previous year.

•	Non-GAAP net income of $62.2 million, up from $34.4 million in the previous year, and non-GAAP diluted EPS of $1.08, up from $0.61 in the previous year.

Phaneesh Murthy, CEO, iGATE said, “We rocked in 2010, thanks to iTOPS, Consulting and growth in existing accounts. I am especially delighted with our strong earnings growth. However, we have to do some heavy-lifting in 2011. We have to focus on our integration with Patni and deliver value quickly.”

Sujit Sircar, Chief Financial Officer said “In spite of absorbing over $3.2 million of post tax acquisition related expenses, we had a very strong earnings and cash flow quarter. Our continued endeavor to improve profitability and operations of the company is reflected in our results for 2010, and we ended the year with a high note in all our financial parameters.”

Awards and Recognitions:

•	Ranked third in Dataquest-IDC’s annual survey of the top 20 best IT employers in India. iGATE among top three employers fourth time in a row

•	Ranked in the FINTECH 100 2010 for the third year in a row

•	Won the practice of excellence award from ASTD (American Society for Training and Development) for excellence in career planning and development

•	In the International Association of Outsourcing Professionals’ (IAOP) 2010 Global Outsourcing 100 List, iGATE is

•	Ranked No. 35, a significant leap from No. 59 in 2009

•	Named best 20 Global Outsourcing Leaders in UK and for the second successive year in Canada

•	Placed as one of the Top 20 global IT companies serving the Discrete Manufacturing Industry

•	Named as a leading IT vendor for the Insurance Industry

Acquisition:

On January 10, 2011, iGATE announced that its subsidiaries executed definitive agreements to acquire a majority stake in Patni Computer Systems Ltd. (NSE: PATNI, NYSE: PTI), the Mumbai-based IT services and BPO company. The transaction is valued at approximately $1.22 billion, including the mandatory open offer to the public shareholders of Patni. The transaction is expected to be completed in the first half of 2011. iGATE expects the transaction to be accretive by 2012 on a non-GAAP diluted earnings per share basis. With revenues of the combined entity close to $1 billion, this deal is expected to be a transformational one for iGATE.

New Appointments in Q4 2010:

iGATE announced the appointment of Mr. W. Roy Dunbar, a seasoned international business leader with significant Information Technology, Financial Services, and Healthcare experience, to its Board of Directors. Roy Dunbar, 49, has been the Chairman of private companies engaged in renewable energy and green construction, prior to which he served as the CEO of Network Solutions Inc. He has also served as President of Global Technology and Operations of MasterCard Worldwide (formerly known as MasterCard International Inc.) where he was responsible for its global payments platform and operations. Previously, Mr. Dunbar worked for Eli Lilly for 14 years where he last served as President of Eli Lilly’s Intercontinental Region, with responsibility for operations in Africa, the Middle East, the Commonwealth of Independent States, Asia, Latin America, and the Caribbean.

iGATE appointed Mr. Robert. W. Massie as the Chief Sales Officer. Rob has more than 20 years of sales, consulting and management experience in the IT industry. He joins iGATE after leading IBM Software Group’s Global Industry Sales organizations for 9 years. In his last role, Robert served as Vice President of IBM’s Information Agenda team, where he was responsible for driving sales of industry-specific solutions that help IBM customers increase their strategic business results through the innovative use of business analytics and information management software. Prior to IBM, he spent eight years at Deloitte Consulting in Washington, D.C. where he led the payments technology practice. He has also directed the services and product development organizations for a financial services integration software provider, managed the credit card portfolio for a major trade finance organization, and held several branch banking roles for major U.S. retail banks.

Fourth Quarter and FY’10 Operating Results:

Results for the fourth quarter and FY’10 on a GAAP and non-GAAP basis are provided in the table below.

	Q4 FY10	Q4 FY09	Y/Y	FY10	FY09	Y/Y
Net revenue ($Millions)	81.0	52.4	55%	280.6	193.1	45%
Operating margin ($Millions)	15.4	10.5	46%	53.0	32.4	64%
GAAP net income ($Millions)	14.7	8.6	71%	51.8	28.6	81%
GAAP diluted EPS ($)	0.25	0.15	67%	0.90	0.51	76%
Non-GAAP net income ($Millions)	19.9	10.0	99%	62.2	34.4	81%
Non-GAAP diluted EPS ($)	0.34	0.18	89%	1.08	0.61	77%

Key Customer Wins During the Fourth Quarter:

A large US based commercial bank has engaged with iGATE to provide assistance with various technology projects and process re-engineering initiatives. The initial engagements entail assistance with a data warehouse project that collates the bank’s customer information for their international clients.

A US based home mortgage company has engaged iGATE to re-evaluate their technology and operations landscape in order to achieve their corporate objectives of streamlining operations, reducing costs and enhancing customer experience. iGATE is to provide recommendations for an alternative operating model and assist in implementing the new roadmap.

A leading utility market leader is utilizing iGATE’s portal, mobile and agile expertise in developing web portal and mobile applications to boost sales & marketing of its products by providing real time global monitoring and support of its product installations.

iGATE won a multi-year QA agreement encompassing test planning execution and automation for a large multinational bank’s retail banking applications area.

iGATE won a multi-year development contract on development support for traditional and transformational initiatives for a leading provider of life, property and casualty and travel insurance.

A leading consumer packaged goods company has engaged iGATE to execute and deliver a series of strategic SAP projects as part of their Core IT Roadmap Initiative. These projects will be delivered through 2011 and 2012.

iGATE has entered into an engagement with a Fortune 10 client to provide strategic consulting and advisory services in enterprise risk management and assist them in Sarbanes-Oxley compliance and IT controls and framework.

Conference Call and Webcast:

iGATE will host a telephonic conference call on Wednesday, January 19, 2011 at 8:00 am Eastern time to discuss the results of its fourth quarter and full year ended December 31, 2010. The live discussion can be accessed by dialing 877-407-8037 (domestic) or 201-689-8037 (international). A live webcast of this conference call will be available on our web site at http://ir.igate.com/investors/. The teleconference replay will be available until January 26, 2011 and can be accessed by dialing 877-660-6853 (domestic) and 201-612-7415 (international), passcode 364599 and account number 293. A replay will also be available shortly after the live call via webcast on the iGATE Investor Relations website at http://ir.igate.com/investors/.

About iGATE:

iGATE (NASDAQ:IGTE) is the first Business Outcomes driven integrated Technology and Operations (iTOPS) solutions provider with a global delivery model. iGATE’s unique business model aligns with the client’s strategic objectives to achieve operational efficiencies, increase cost variability and rationalize their current operating environment. With industry expertise spanning decades, iGATE has developed the right solutions with its Business Outcomes driven approach for industry verticals – Banking, Insurance, Manufacturing, Retail, Health Care, Media & Entertainment and Telecom & Hi-Tech.

Use of non-GAAP Financial Measures:

Effective from the fourth quarter of fiscal 2010, iGATE has decided to use non-GAAP net income data and non-GAAP diluted earnings per share. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making.

From time to time in the future, there may be other items that iGATE may exclude for reviewing its financial results.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•

Acquisition expenses: iGATE incurs costs related to its acquisitions, which are inconsistent in amount and frequency and are significantly impacted by the timing and nature of iGATE’s acquisitions. iGATE believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to the past operating performance.

•

Amortization of intangible assets: Intangible assets consist primarily of customer contracts purchased in connection with the delisting of iGATE’s Indian subsidiary. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. Hence, iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•

Stock-based compensation: Although stock-based compensation is an important aspect of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.

Forward-Looking Statements:

Statements contained in this press release regarding the benefits of the acquisition, the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, benefits of the proposed acquisition, expectations that the acquisition will be accretive to the results, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; uncertainties as to the timing of the acquisition, including the consummation of the public offer under the Indian Takeover Regulations and the tender offer under US securities laws; the satisfaction of the closing conditions to the transaction, including the receipt of regulatory approvals; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to the proposed acquisition; and whether the companies can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the proposed acquisition, the Company intends to borrow significant amounts, including by issuing high yield notes, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as the Company’s other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Additional U.S-Related Information

The information contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Patni Computer Systems Limited or iGATE Corporation or any of their respective subsidiaries or affiliates. Subject to future developments, iGATE Corporation intends to file tender offer documents with the SEC in connection with the proposed acquisition. Shareholders of Patni Computer Systems Limited should read those filings, and any other filings made by iGATE Corporation with the SEC in connection with the proposed Acquisition, as they will contain important information. Those documents, when filed, as well as iGATE Corporation’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at iGATE Corporation’s website at www.igate.com.

Media Contact:		Investor Contact:
Prabhanjan Deshpande “PD”	Prabhu S	Araceli Roiz
+91 80 4104 5006	+91 94440 40748	+1 510 896 3007
pr@igate.com	sprabhu@propr.in	+91 97409 43004
araceli.roiz@igate.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	December 31,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$67,924	$29,565
Short-term investments	71,915	67,192
Accounts receivable, net	37,946	24,533
Unbilled revenues	13,893	9,636
Prepaid expenses and other current assets	5,380	4,628
Foreign exchange derivative contract	794	—
Prepaid income taxes	—	4,247
Deferred tax assets	5,422	31
Receivable from Mastech Holding Inc.	140	87

Total current assets	203,414	139,919

Deposits and other assets	5,443	4,482
Property and equipment, net	52,950	42,682
Deferred tax assets	10,117	8,474
Goodwill	31,741	30,517
Intangible assets, net	1,378	2,086

Total assets	$305,043	$228,160

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,291	$1,515
Accrued payroll and related costs	19,709	14,173
Accrued income taxes	715	—
Other current liabilities	31,354	18,003
Foreign exchange derivative contracts	—	1,097
Restructuring reserve	—	101
Deferred revenue	667	918

Total current liabilities	55,736	35,807

Other long-term liabilities	1,251	1,035

Total liabilities	56,987	36,842

Shareholders’ equity:
Common Stock, par value $0.01 per share	572	561
Additional paid-in capital	188,389	180,278
Retained earnings	75,474	38,228
Common stock in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive loss	(1,665)	(13,035)

Total shareholders’ equity	248,056	191,318

Total liabilities and shareholders’ equity	$305,043	$228,160

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Three Months ended,		Year ended,
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues	$81,013	$52,404	$280,597	$193,099

Cost of revenues (exclusive of Depreciation and amortization)	46,460	31,134	167,906	117,693

Gross margin	34,553	21,270	112,691	75,406

Selling, general and administrative	16,765	8,798	50,669	35,433

Depreciation and amortization	2,415	1,975	9,014	7,582

Income from operations	15,373	10,497	53,008	32,391

Other income (expense), net	1,917	(1,529)	4,686	(3,231)

Income before income taxes	17,290	8,968	57,694	29,160

Income tax expense	2,568	334	5,939	585

Net income	$14,722	$8,634	$51,755	$28,575

Distributed earnings per share:
Common stock	$0.15	$—	$0.26	$0.11
Unvested restricted stock	$0.15	$—	$0.26	$0.11

Basic earnings per share from operations
Common Stock	$0.26	$0.16	$0.92	$0.52
Unvested restricted stock	$0.26	$0.16	$0.92	$0.52

Diluted earnings per share from operations	$0.25	$0.15	$0.90	$0.51

Weighted average shares outstanding, Basic	56,439	55,613	56,055	55,114

Weighted average dilutive common equivalent shares outstanding	57,857	56,590	57,394	55,951

iGATE CORPORATION

Reconciliation of Selected GAAP measures to Non-GAAP measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended,		Year ended,
	December 31,		December 31,
	2010	2009	2010	2009
GAAP Net income	$14,722	$8,634	$51,755	$28,575

Adjustments

Amortization of Intangible assets	197	190	774	937
Stock Based Compensation, net of income taxes	1,720	1,175	6,437	4,876
Acquisition expenses, net of income taxes	3,213	—	3,213	—

Non-GAAP Net income	$19,852	$9,999	$62,179	$34,388

Basic earnings per share from operations
GAAP	$0.26	$0.16	$0.92	$0.52
Non-GAAP	$0.35	$0.18	$1.11	$0.62

Diluted earnings per share from operations
GAAP	$0.25	$0.15	$0.90	$0.51
Non-GAAP	$0.34	$0.18	$1.08	$0.61

Weighted average shares outstanding, Basic	56,439	55,613	56,055	55,114

Weighted average dilutive common equivalent shares outstanding	57,857	56,590	57,394	55,951